UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

YELLOWCAKE MINING INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137539

(Commission File Number)

83-0463005

(IRS Employer Identification No.)

213 West Main Street, Suite F, Riverton, WY 82501

(Address of principal executive offices and Zip Code)

307-856-8080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2007, we entered into an amended binding letter of intent with Strathmore Resources (US) Ltd. in connection with a proposed joint venture with Strathmore Resources to explore, develop and mine the Jeep property located in Gas Hills, Freemont County, Wyoming. Under the amended binding letter of intent, we will have sole and exclusive rights from Strathmore Resources to earn-in a 60% interest in the Jeep property in consideration of our incurring a total of $10,000,000 in expenditures on the Jeep property. Provided we are not in default of any of the terms of the amended binging letter of intent, we will earn a 25% undivided interest in the Jeep property once we have spent $1,500,000 in expenditures.

On July 23, 2007, we entered into an amended binding letter of intent with Strathmore Resources in connection with a proposed joint venture with Strathmore Resources to explore, develop and mine the Sky property located in West Gas Hills, Freemont County, Wyoming. Under the amended binding letter of intent, we will have sole and exclusive rights from Strathmore Resources to earn-in a 60% interest in the Sky property in consideration of our incurring a total of $7,500,000 in expenditures on the Sky property. Provided we are not in default of any of the terms of the amended binging letter of intent, we will earn a 25% undivided interest in the Sky property once we have spent $2,500,000 in expenditures.

Item 9.01.	Financial Statements and Exhibits.
10.1	Amended Binding Letter of Intent with Strathmore Resources (US) Ltd. regarding Jeep Project dated July 23, 2007
10.2	Amended Binding Letter of Intent with Strathmore Resources (US) Ltd. regarding Sky Project dated July 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri

William Tafuri, President

Date:	July 31, 2007